Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS FOURTH QUARTER 2013 RESULTS

•	Net Sales $59.7 million

•	Continuing sales channels increase 2.7%

•	Gross margin 29.3%

•	Adjusted EBITDA $1.6 million

CARSON, California, March 6, 2014— U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the fourth quarter ended December 28, 2013 (“Q4 2013”) of $59.7 million compared with net sales of $62.8 million for the fourth quarter ended December 29, 2012 (“Q4 2012”), a decrease of 5.0%. During the same period, net sales channels, excluding websites eliminated in 2013, increased by 2.7%. Q4 2013 net loss was $1.3 million or $0.04 per share, compared with Q4 2012 net loss of $30.8 million or $0.99 per share. The Company generated Adjusted EBITDA (EBITDA plus share-based compensation expense, impairment losses, legal costs related to intellectual property rights, loss on debt extinguishment and restructuring costs) of $1.6 million for Q4 2013 compared to $(1.1) million for Q4 2012. For further information regarding Adjusted EBITDA, including a reconciliation of net loss to Adjusted EBITDA, see non-GAAP Financial Measures below.

For the fiscal year ended December 28, 2013, the Company generated net sales of $254.8 million compared with net sales of $304.0 million for the fiscal year ended December 29, 2012, a decrease of 16.2%. During the same period, net sales channels, excluding websites eliminated in 2013, declined by 8.5%. The net loss for fiscal year 2013 was $15.6 million, or $0.48 per share, compared to $36.0 million, or $1.17 per share, for fiscal year 2012. The Company generated Adjusted EBITDA of $6.0 million for fiscal year 2013 compared to $9.4 million for fiscal year 2012. For further information regarding Adjusted EBITDA, including a reconciliation of net loss to Adjusted EBITDA, see non-GAAP Financial Measures below.

“We are pleased with the improved sales trends and gross margin expansion realized during the fourth quarter. We are excited to see our strategies take hold and the business improve.” stated Shane Evangelist.

Q4 2013 Financial Highlights

•	Net sales decreased to $59.7 million for Q4 2013 compared to $62.8 million for Q4 2012. Our Q4 2013 net sales consisted of online sales, representing 89.3% of the total (compared to 89.8% in Q4 2012), and offline sales, representing 10.7% of the total (compared to 10.2% in Q4 2012). The net sales decrease was primarily due to a decline of $3.1 million, or 5.5%, in online sales. Online sales decreased primarily due to a $4.5 million reduction in sales from websites eliminated in 2013 partially offset by a $1.5 million increase in revenues from our continued sales channels. Overall we realized a net 21.1% reduction in unique visitors and a decline in the total number of orders by 15.2%. Our offline sales, which consist of our Kool-Vue and wholesale operations were essentially flat with last year.

•	Gross profit decreased to $17.5 million for Q4 2013 compared to $17.8 million for Q4 2012. Gross margin rate increased 1.0% to 29.3% in Q4 2013 compared to 28.3% in Q4 2012. Gross margin was unfavorably impacted last year from a write down of inventory slated for return to suppliers.

•	Marketing expense was $9.3 million or 15.5% of net sales in Q4 2013, down from $12.1 million or 19.2% of net sales in Q4 2012. Online advertising expense, which includes catalog costs, was $3.7 million or 7.0% of online sales for Q4 2013 compared to $4.8 million or 8.5% of online sales for Q4 2012. Online advertising expense decreased primarily due to the reduction in our non-catalog online advertising expenses, which includes listing and placement fees paid to commercial and search engine websites. Marketing expense, excluding advertising costs, was $5.6 million or 9.3% of net sales for Q4 2013 compared to $7.3 million or 11.6% of net sales for Q4 2012. The decline was primarily due to lower depreciation and amortization expense due to certain assets that were fully depreciated, lower wages, and lower overhead expenses incurred in Q4 2013 as compared to Q4 2012.

•	General and administrative expense was $3.9 million or 6.6% of net sales in Q4 2013 as compared to $4.3 million or 6.9% of net sales for Q4 2012. The decrease was primarily due to lower merchant processing fees on lower online sales and reduced legal expense compared to Q4 2012.

•	Fulfillment expense was $4.1 million or 6.9% of net sales in Q4 2013 compared to $5.0 million or 8.0% of net sales in Q4 2012. The decrease in Q4 2013 was primarily due to lower depreciation and amortization expense, reduced overhead expenses and lower salaries and warehouse wages as compared to Q4 2012.

•	Technology expense was $1.1 million or 1.8% of net sales in Q4 2013 compared to $1.4 million or 2.3% of net sales in Q4 2012. The decrease was primarily due to a reduction in technology wages, lower consulting expense, and lower telephone expense.

•	We did not incur any impairment charges during Q4 2013. In Q4 2012, we recorded impairment losses on goodwill, property and equipment and intangible assets of $18.9 million, $1.9 million and $5.6 million, respectively, due to declines in the Company’s overall financial performance.

•	Capital expenditures for Q4 2013 were $1.6 million.

•	Cash and cash equivalents and investments were $0.9 million and total debt under our revolver was $6.8 million as of December 28, 2013 compared to $1.2 million and $8.3 million as of September 28, 2013.

Q4 2013 Operating Metrics

	Q4 2013	Q4 2012	Q3 2013
Conversion Rate [1]	1.52%	1.41%	1.42%
Customer Acquisition Cost	$7.02	$8.04	$7.45
Marketing Spend (% Internet Sales)	7.0%	8.5%	7.3%
Unique Visitors (millions) [1,2]	28.8	36.5	32.3
Total Number of Orders (thousands)	436	514	459
Revenue Capture (% Sales) [3]	84.9%	82.7%	83.2%
Average Order Value	$109	$108	$114

1	As we consolidated to fewer websites, we changed the measurement source of our unique visitors data to different third-party provider of that data in the first quarter of 2013. Previously reported operating metrics data for the fourth quarter of 2012 was revised to conform to the current third-party provider’s data.
2	Visitors do not include traffic from media properties (e.g. AutoMD).
3	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) impairment losses; (g) legal costs; (h) loss on extinguishment of debt and (i) restructuring costs.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28 2013	December 29 2012	December 28 2013	December 29 2012
Net loss	$(1,325)	$(30,783)	$(15,634)	$(35,978)
Interest expense, net	276	274	972	774
Income tax provision	(48)	(1,230)	43	(937)
Amortization of intangible assets	82	177	381	1,189
Depreciation and amortization expense	2,439	3,671	12,175	15,204

EBITDA	1,424	(27,891)	(2,063)	(19,748)
Impairment loss on goodwill	—	18,854	—	18,854
Impairment loss on property and equipment	—	1,960	4,832	1,960
Impairment loss on intangible assets	—	5,613	1,245	5,613
Share-based compensation expense	198	265	1,263	1,673
Loss on debt extinguishment	—	—	—	360
Legal costs related to intellectual property rights	—	67	—	67
Restructuring costs	—	—	723	640

Adjusted EBITDA	$1,622	$(1,132)	$6,000	$9,419

Conference Call

The conference call is scheduled to begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Thursday, March 6, 2014. Participants may access the call by dialing 888-846-5003 (domestic) or 480-629-9856 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through March 20, 2014. To access the replay, please dial 877-870-5176 (domestic) or 858-384-5517 (international), passcode 4671673.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com, www.jcwhitney.com, and www.automd.com, and the Company’s corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; and any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par and Per Share Liquidation Value)

	December 28 2013	December 29 2012
ASSETS
Current assets:
Cash and cash equivalents	$818	$1,030
Short-term investments	47	110
Accounts receivable, net of allowances of $213 and $221 at December 28, 2013 and December 29, 2012, respectively	5,029	7,431
Inventory	36,986	42,727
Deferred income taxes	—	39
Other current assets	3,234	4,176

Total current assets	46,114	55,513
Property and equipment, net	19,663	28,559
Intangible assets, net	1,601	3,227
Other non-current assets	1,804	1,578

Total assets	$69,182	$88,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,669	$28,025
Accrued expenses	5,959	10,485
Revolving loan payable	6,774	16,222
Current portion of capital leases payable	269	70
Other current liabilities	3,682	4,738

Total current liabilities	36,353	59,540
Capital leases payable, net of current portion	9,502	70
Deferred income taxes	335	314
Other non-current liabilities	2,126	1,309

Total liabilities	48,316	61,233

Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 4,150 and 0 shares issued and outstanding at December 28, 2013 and December 29, 2012, respectively	4	—
Common stock, $0.001 par value; 100,000 shares authorized; 33,352 shares and 31,128 shares issued and outstanding at December 28, 2013 and December 29, 2012, respectively	33	31
Additional paid-in capital	168,693	159,781
Common stock dividend distributable	60	—
Accumulated other comprehensive income	446	384
Accumulated deficit	(148,370)	(132,552)

Total stockholders’ equity	20,866	27,644

Total liabilities and equity	$69,182	$88,877

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(In Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	December 28	December 29	December 28	December 29
	2013	2012	2013	2012
Net sales	$59,735	$62,848	$254,753	$304,017
Cost of sales (1)	42,260	45,072	180,620	212,379

Gross profit	17,475	17,776	74,133	91,638

Operating expenses:
Marketing	9,284	12,079	41,045	51,416
General and administrative	3,941	4,347	17,567	19,857
Fulfillment	4,112	5,023	18,702	22,265
Technology	1,093	1,448	5,128	6,274
Amortization of intangible assets	82	177	381	1,189
Impairment loss on goodwill	—	18,854	—	18,854
Impairment loss on property and equipment	—	1,960	4,832	1,960
Impairment loss on intangible assets	—	5,613	1,245	5,613

Total operating expenses	18,512	49,501	88,900	127,428

Loss from operations	(1,037)	(31,725)	(14,767)	(35,790)

Other income (expense):
Other income (expense), net	(66)	(14)	148	20
Interest expense	(270)	(274)	(972)	(785)
Loss on debt extinguishment	—	—	—	(360)

Total other expense, net	(336)	(288)	(824)	(1,125)

Loss before income tax provision	(1,373)	(32,013)	(15,591)	(36,915)
Income tax provision	(48)	(1,230)	43	(937)

Net loss	(1,325)	(30,783)	(15,634)	(35,978)

Other comprehensive income, net of tax:
Foreign currency translation adjustments	24	(4)	55	31
Unrealized gains on investments	3	(4)	7	26

Total other comprehensive income	27	(8)	62	57

Comprehensive loss	$(1,298)	$(30,791)	$(15,572)	$(35,921)

Basic and diluted net loss per share	$(0.04)	$(0.99)	$(0.48)	$(1.17)

Shares used in computation of basic and diluted net loss per share	33,308	31,128	32,697	30,818

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Fifty-Two Weeks Ended
	December 28	December 29
	2013	2012
Cash flows from operating activities:
Net loss	$(15,634)	$(35,978)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	12,175	15,204
Amortization of intangible assets	381	1,189
Deferred income taxes	59	(875)
Share-based compensation	1,263	1,673
Stock awards issued for non-employee director service	31	53
Impairment loss on goodwill	—	18,854
Impairment loss on property and equipment	4,832	1,960
Impairment loss on intangible assets	1,245	5,613
Amortization of deferred financing costs	81	94
Loss on debt extinguishment	—	360
(Gain) loss from disposition of assets	(35)	14
Changes in operating assets and liabilities
Accounts receivable	2,403	491
Inventory	5,740	9,520
Other current assets	954	(618)
Other non-current assets	(213)	(281)
Accounts payable and accrued expenses	(11,833)	(14,912)
Other current liabilities	(1,054)	(2,964)
Other non-current liabilities	472	203

Net cash used in operating activities	867	(400)

Cash flows from investing activities:
Additions to property and equipment	(8,325)	(10,155)
Proceeds from sale of property and equipment	47	14
Cash paid for intangible assets	—	(34)
Proceeds from sale of marketable securities and investments	52	3,171
Purchases of marketable securities and investments	(7)	(8)
Purchases of company-owned life insurance	(106)	(166)

Net cash used in investing activities	(8,339)	(7,178)

Cash flows from financing activities:
Borrowings from revolving loan payable	19,561	26,731
Payments made on revolving loan payable	(29,008)	(10,509)
Proceeds from sale leaseback transaction	9,584	—
Payments made on long-term debt	—	(17,875)
Payment of debt extinguishment costs	—	(175)
Proceeds from issuance of Series A convertible preferred stock	6,017	—
Payment of issuance costs from Series A convertible preferred stock	(847)	—
Proceeds from issuance of common stock	2,235	—
Payment of issuance costs from common stock	(244)	—
Payments of debt financing costs	—	(407)
Payments on capital leases	(198)	(137)
Proceeds from exercise of stock options	183	636
Other	(64)	—

Net cash provided by (used in) financing activities	7,219	(1,736)

Effect of exchange rate changes on cash and cash equivalents	41	9

Net change in cash and cash equivalents	(212)	(9,305)
Cash and cash equivalents, beginning of period	1,030	10,335

Cash and cash equivalents, end of period	$818	$1,030

Supplemental disclosures of non-cash investing and financing activities:
Accrued asset purchases	$736	$1,803
Property acquired under capital lease	$322	$104
Unrealized gain on investments	$7	$26
Supplemental disclosures of consolidated cash flow information:
Cash received (paid) for income taxes	$43	$—
Cash paid for interest	$884	$495

Investor Contact:

David Robson, Chief Financial Officer

(310) 735-0085

drobson@usautoparts.com